UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 3, 2012

Date of report (Date of earliest event reported)

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA 94608

(Address of principal executive offices) (Zip Code)

(510) 450-0761

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On May 3, 2012, Samir Kaul resigned from the Board of Directors (the “Board”) of Amyris, Inc. (the “Company”), effective immediately. The Board simultaneously appointed Geoffrey Duyk, a partner of TPG Biotech (the growth equity and venture investment platform of the global private investment firm TPG) and a director of the Company from May 2006 to May 2011, to serve as a director effective immediately following Mr. Kaul’s resignation. The Board appointed Dr. Duyk to the Class I board seat previously held by Mr. Kaul. The Board also appointed Dr. Duyk to serve as a member of the Audit Committee in place of Mr. Kaul. At the same meeting, the Board appointed Carole Piwnica and John Doerr to serve as members of the Leadership Development and Compensation Committee, one to serve as a replacement for Mr. Kaul and one to serve as a replacement for Patrick Pichette, who previously had served on the Leadership Development and Compensation Committee. The following chart shows the updated committee structure:

Name	Audit Committee	Leadership Development and Compensation Committee	Nominating and Governance Committee
Ralph Alexander
John Doerr
Geoffrey Duyk
Patrick Pichette
Carole Piwnica

The Board considered Dr. Duyk’s past continuity with the Company as one of the qualifications he possessed to serve as a director of the Company, but Dr. Duyk was not otherwise selected based on any arrangement or understanding between Dr. Duyk and any other person.

Dr. Duyk is a partner of TPG Biotech, an affiliate of TPG Biotechnology Partners II, L.P. TPG Biotechnology Partners II, L.P. purchased shares of the Company’s predecessor’s Preferred Stock in a series of preferred stock financings completed during the period from April 2007 through January 2010, and such Preferred Stock converted to Company Common Stock on completion of its initial public offering in September 2010. During a portion of 2011 (prior to September 2011), TPG Biotechnology Partners II, L.P. held more than 5% of the Company’s outstanding Common Stock.

The Company expects to provide Dr. Duyk with its standard compensation approved for non-employee directors, as described in the “Director Compensation” section of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 12, 2012. The Company has entered or will enter into the form of indemnification agreement with Dr. Duyk that it has entered into with its other directors and that is filed as Exhibit 10.01 to the Company’s registration statement on Form S-1 (File No. 333-166135). The indemnification agreement and the Company’s restated certificate of incorporation and restated bylaws require it to indemnify its directors and executive officers to the fullest extent permitted by Delaware law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.
Date: May 7, 2012
	By:	/s/ Gary Loeb
Gary Loeb
SVP and General Counsel